Exhibit 10.30

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) is entered into as of June 3, 2021, by and among HUMBL, Inc., a Delaware corporation (“Pledgor”), and Javier Gonzalez, an individual, and Juan Gonzalez, an individual (each, a “Secured Party”).

A. Secured Parties and Pledgor are parties to that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which, first, Tickeri I Acquisition Corp., a wholly-owned subsidiary of Pledgor (“First Merger Sub”) merged with and into Tickeri, Inc., a Delaware corporation, the capital stock of which was 100% owned by the Secured Parties (the “Company”), whereupon First Merger Sub ceased to exist and the Company survived as a wholly-owned subsidiary of Pledgor, and second, the Company merged with and into Tickeri II Acquisition Corp., a wholly-owned subsidiary of Pledgor (“Second Merger Sub”), whereupon the Company ceased to exist and Second Merger Sub survived as a continuing wholly-owned subsidiary of Pledgor, and pursuant to which Pledgor issued to each Secured Party a Secured Promissory Note of even date herewith in the face amount of $5,000,000.00 (each, a “Note”), for an aggregate principal amount of $10,000,000 in Notes.

B. Pledgor hereby desires to pledge pursuant to this Agreement all shares of common stock and other equity securities of Second Merger Sub from time to time held by Pledgor.

C. As borrower under the Notes, Pledgor shall benefit from the loans and other financial accommodations granted to Pledgor pursuant to the Notes.

D. In order to induce Secured Parties to extend credit to Pledgor pursuant to the Notes, Pledgor has agreed to pledge the Pledged Stock as security for performance and payment of all obligations under the Notes.

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. The following terms shall have the following meanings:

“Event of Default” shall have the meaning set forth in the Notes.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest, or other encumbrance.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Pledgor to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, this Agreement or any other instrument or agreement entered into in connection with the Notes or this Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Pledgor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Proceeds” shall mean “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (1) all dividends or distributions in cash or in kind made to Pledgor from time to time in respect of the Pledged Stock, (2) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the Pledged Stock, (3) any and all payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Stock by any foreign or domestic government or any instrumentality or agency thereof (a “Governmental Authority”) (or any person acting under color of any such Governmental Authority) and (4) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Stock. In addition, the term Proceeds shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, intellectual property, equipment, inventory, consumer goods, farm products, documents, general intangibles and other proceeds which arise from the sale, lease, transfer, or other use or disposition of any kind of the Pledged Stock and all proceeds of any type (all of the foregoing shall have the meaning given them in the UCC except as otherwise defined herein).

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of Lender’s security interest in any of the Pledged Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as adopted and in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

2. Grant of Security Interest.

a. Grant. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Pledgor hereby grants to Secured Parties for their benefit a security interest in all of Pledgor’s right, title and interest in, to and under (i) the shares of Second Merger Sub listed on Schedule A hereto together with any additional shares or other securities of Second Merger Sub hereafter acquired by Pledgor (collectively, with the Securities, the “Pledged Stock”), (ii) all dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Stock, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise, and (iii) all Proceeds of the foregoing (collectively, the “Pledged Collateral”).

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b. Certificates. All certificates and instruments, if any, representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Upon the occurrence of an Event of Default, Lender shall have the right at any time, in its discretion and without further notice to Pledgor, to transfer to or register in the name of Lender or any of its nominees any or all of the Pledged Collateral.

3. Limitations on Lender’s Rights and Obligations. Until the Obligations are paid in full, it is expressly agreed by Pledgor that, anything herein to the contrary notwithstanding, (a) no Secured Party shall have any obligation or liability for the performance by Pledgor of its obligations as a shareholder of Second Merger Sub by reason of or arising out of this Agreement or the granting to Secured Party of the security interest provided for herein or the receipt by Secured Party of any payment relating hereto, and (b) no Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor in its capacity as a shareholder of Second Merger Sub or to make any inquiry as to the nature or the sufficiency of any payment received by Pledgor or the sufficiency of any performance by any other party of any obligation owed to Pledgor, as the case may be, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or times.

4. Representations, Warranties and Covenants. Pledgor hereby represents and warrants and covenants to Secured Parties that:

a. Capitalization. The Pledged Stock constitutes 100% of Second Merger Sub’s outstanding equity.

b. Title. Except for the security interest granted to Secured Parties pursuant to this Agreement, Pledgor is the sole owner of the Pledged Stock having good and marketable title thereto, free and clear of any and all Liens and any transfer restrictions affecting the Pledged Stock other than any restrictions on transfer which may be imposed under Second Merger Sub’s bylaws or other governing documents or applicable federal and state securities laws.

c. No Other Security Interests. No Lien exists or will exist on any part of the Pledged Collateral.

d. First Priority Perfected Security Interest. This Agreement is effective to create a valid and continuing first priority Lien on and first priority perfected security interest in the Pledged Stock in favor of Secured Parties and prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Pledgor.

e. No Conflict. Neither Pledgor’s execution and delivery hereof nor its consummation of the transactions contemplated hereby nor its compliance with any of the terms and provisions hereof (i) does or will contravene any existing requirement of any Governmental Authority applicable to or binding on it or any of its properties, (ii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than the Lien created hereby) upon any of its property under any organizational document, indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, partnership agreement, limited liability company agreement or other agreement or instrument to which it is a party or by which it or any of its properties be bound or affected, except as may have been validly waived in connection with this Agreement.

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f. Enforceability. Pledgor has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with the terms hereof, except for the effect of applicable laws regarding bankruptcy, insolvency, moratorium or fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

g. Litigation. There are no actions or proceedings pending or, to Pledgor’s knowledge, threatened, against or affecting the Pledged Collateral before any court or administrative agency or arbitrator.

h. Legal Capacity. Pledgor has full power, authority and legal right and capacity to enter into and perform its obligations under this Agreement and each other document contemplated hereby to which Pledgor is or will be a party and to consummate the transactions contemplated hereby and thereby.

5. Covenants. Pledgor covenants and agrees with Secured Parties that from and after the effectiveness of this Agreement until the full payment and performance of Pledgor of the Obligations:

a. Further Assurances. At any time and from time to time, upon the written request of any Secured Party, Pledgor will promptly execute and deliver any and all such further instruments and documents as any Secured Party may reasonably deem necessary to obtain the full benefits and security of this Agreement, including, without limitation, executing and filing such financing or continuation statements, securities account control agreements or amendments thereto, as may be necessary or desirable or that any Secured Party may reasonably request in order to perfect, preserve and enforce the security interest created hereby.

b. Limitation on Liens on Pledged Collateral. Pledgor will not create, permit or suffer to exist, and will defend the Pledged Collateral against and take such other action as is necessary to remove, any Lien on the Pledged Collateral, except the Lien granted pursuant to this Agreement, and will defend the right, title and interest of Secured Parties in and to Pledgor’s rights under the Pledged Collateral against the claims and demands of all third parties whomsoever. Pledgor shall not cause or permit any amendment to any provision of any stock purchase agreements with Second Merger Sub or the bylaws of Second Merger Sub that would impair or otherwise negatively affect the Pledged Collateral or Secured Parties’ rights hereunder without the prior written consent of Secured Parties.

c. Limitations on Disposition. Pledgor will not sell, assign, exchange, lease, transfer, pledge or otherwise dispose of, or grant any option or other rights with respect to, the Pledged Collateral or any portion thereof.

d. Possession of Pledged Stock Collateral. Pledgor shall deliver any and all additional certificates or other indicia of ownership of the Pledged Stock to Secured Parties within three business days after receipt by Pledgor and, upon any Secured Party’s request, shall execute all pledge agreements, security agreements, stock powers, financing statements and all other documents that such Secured Party deems necessary or advisable to grant Lender a valid, perfected first priority security interest in such Pledged Stock.

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6. Voting Rights. Pledgor shall be permitted to exercise all voting rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or other action taken which would impair the Pledged Stock or the rights of Secured Parties hereunder or which would be inconsistent with or result in any violation of any provision of the Notes, the Merger Agreement, any other documents related to this transaction, or any other provision of this Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting rights which it would otherwise be entitled to exercise pursuant to this Section 6 or to receive the dividends or distributions on account of the Pledged Collateral shall cease and all such rights shall thereupon become vested in Secured Parties which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and distributions.

7. Remedies.

a. If an Event of Default has occurred and is continuing (and has not been rescinded or waived pursuant to the Notes), in addition to, and not by way of limitation of, all rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Notes or otherwise available at law or in equity, without any other notice to or demand upon Pledgor, Secured Parties shall have all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law referred to below) to or upon Pledgor or any third party (all and each of which demands, defenses, advertisements and notices are to the fullest extent permitted by applicable law hereby waived), may in such circumstances forthwith collect, receive, appropriate, foreclose and realize upon the Pledged Collateral so pledged hereunder, or any part thereof, and may assume control over the operations of Second Merger Sub free and clear of any claims or encumbrances of Pledgor, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more units at public or private sale or sales upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the fullest extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released to the extent permitted by applicable law. Secured Parties shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of any Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Note, and only after such application and after the payment by any Secured Party of any other amount required by any provision of applicable law.

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b. Pledgor recognizes that Secured Parties may be unable to effect an unrestricted public sale of any or all of the Pledged Stock, by reason of certain prohibitions in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more public or private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or restricted public sale may result in prices and other terms less favorable to Secured Parties than if such sale were an unrestricted public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner.

c. In the event Secured Parties foreclose on the Pledged Stock, Pledgor shall be deemed to have satisfied the Notes in full and Secured Parties shall have no further recourse against Pledgor with respect to the Notes.

8. Reinstatement. This Agreement shall, to the fullest extent permitted by applicable law, remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, to the fullest extent permitted by applicable law, if at any time payment and performance of the Notes, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Notes, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Note, to the fullest extent permitted by applicable law, shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and, subject to the provisions of this Section 9, the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not assign this Agreement or any of the rights, duties or obligations of Pledgor hereunder without the prior written consent of Secured Parties.

10. Notices. Any notice or communication given pursuant to this Agreement by any party to any other party shall be in writing and shall be sufficiently given if personally delivered, sent by facsimile or other means of electronic transmission or sent by mail, postage prepaid to the parties at the following addresses or to such other address as any party may hereafter designate to the others by like notice:

if to Pledgor:

HUMBL, Inc.

Attn: Jeff Hinshaw

600 B Street, Suite 300

San Diego, California 92101

Email: jeff@humblpay.com

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If to Secured Party:

Javier Gonzalez

41865 Rawnsley Drive

Ashburn, VA 20148

Juan Gonzalez

41865 Rawnsley Drive

Ashburn, VA 20148

With a copy, which shall not constitute notice, to:

Andrew P. Sparks

Wilson Sonsini Goodrich & Rosati, P.C.

139 Townsend Street, Suite 150

San Francisco, CA 94107

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or four (4) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth above. In the event of any conflict between Lender’s books and records and this Agreement or any notice delivered hereunder, Lender’s books and records will control absent fraud or error.

11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy or electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

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13. No Waiver; Cumulative Remedies. Secured Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Parties, and then only to the extent therein set forth. A waiver by Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Parties would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are in addition to any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Parties and, where applicable, by Pledgor.

14. Construction and Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each party has been represented by his or its own legal counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

15. Governing Law and Consent to Jurisdiction. This Agreement is made under the laws of the State of Delaware and shall be governed by and construed and enforced in accordance with the laws of such state without regard to the principles of conflicts of laws. By executing this Agreement, all parties hereto agree to submit to the exclusive jurisdiction of and agree to the venue of the courts of the State of California located in San Diego County, California. The parties hereto agree not to bring any action in any court of law located outside of San Diego County, California.

16. Headings. Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

17. Power of Attorney; Appointment and Powers of Lender. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably constitutes and appoints each Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in such Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives such attorneys the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do the following:

a. generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Stock in such manner as is consistent with the UCC and as fully and completely as though Lender was the absolute owner thereof for all purposes, and to do at Pledgor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Pledged Stock and Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do, including, without limitation, (A) upon written notice to Pledgor, the exercise of voting rights with respect to the Pledged Stock, which rights may be exercised, if Lender so elects, with a view to causing the liquidation of assets of Second Merger Sub, and (B) the execution, delivery and recording, in connection with any sale or other disposition of any Pledged Stocks, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Pledged Stock; and

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b. to the extent that Pledgor’s authorization given in Section 17 is not sufficient, to file such financing statements with respect hereto, with or without Pledgor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate and to execute in Pledgor’s name such financing statements and amendments thereto and continuation statements which may require Pledgor’s signature.

18. Termination. Upon the full payment of the Obligations and performance of the Notes, this Agreement shall terminate and be of no further force and effect. Upon any such termination, Secured Parties shall deliver to Pledgor the Pledged Stock in their possession together with such documents as Pledgor may reasonably request to evidence such termination at Pledgor’s expense.

19. Authorization to File UCC Financing Statements. Pledgor hereby authorizes Secured Parties to file UCC financing statements concerning the Pledged Collateral. Pledgor will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by any Secured Party for the perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Lender, and perform such acts reasonably requested by any Secured Party for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to the Pledged Collateral. Each Secured Party is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth above.

PLEDGOR:

HUMBL, INC.

By:
Brian Foote, CEO

SECURED PARTIES:

Javier Gonzalez

Juan Gonzalez

[Signature Page to Stock Pledge Agreement]

Schedule A

Shares

100 shares of common stock of Tickeri II Acquisition Corp. issued in book entry form.

[Signature Page to Stock Pledge Agreement]